Exhibit 10.19(b)

2022 OUTPERFORMANCE PROGRAM AWARD AGREEMENT
THIS 2022 OUTPERFORMANCE PROGRAM AWARD AGREEMENT (the “Agreement”), made this [______] day of January, 2022, between Welltower Inc., a Delaware corporation (the “Corporation”), and [________________] (the “Participant”).
WHEREAS, the Participant is an employee of the Corporation; and
WHEREAS, the Corporation adopted the Welltower Inc. 2016 Long-Term Incentive Plan (the “Plan”) and the 2022 Outperformance Program (the “OPP”) in order to provide select executives and key employees with incentives to achieve long-term corporate objectives; and
WHEREAS, the Compensation Committee of the Corporation’s Board of Directors has determined that the Participant should be granted a restricted stock unit award subject to performance-based vesting conditions on the terms set forth in the OPP and herein;
WHEREAS, the restricted stock unit award granted to the Participant shall be payable in shares of the Corporation’s common stock, $1.00 par value per share (“Common Stock”), upon the satisfaction of the conditions set forth below and in accordance with the terms of the OPP.
NOW, THEREFORE, in consideration of the past and future services provided to the Corporation by the Participant and the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
1.GRANT OF AWARD.
(a)The Corporation hereby grants to the Participant an award of [____] restricted stock units (the “Award”) on January [_____], 2022 (the “Date of Grant”), payable in shares of Common Stock. Such number of restricted stock units represents the maximum number of shares of Common Stock that may be issued to the Participant as an Earned Award. The Participant further acknowledges and agrees that the number of shares of Common Stock ultimately issued to the Participant under this Agreement as an Earned Award may be less than such maximum number.
(b)The Participant shall not be required to provide the Corporation with any payment (other than his or her past and future services to the Corporation) in exchange for the Award or in exchange for the issuance of shares of Common Stock (upon the determination of the Earned Award and satisfaction of the applicable periods of continued service with the Corporation).
2.DELIVERY OF SHARES.
(a)    The Participant shall not be entitled to the issuance of shares of Common Stock or to receive any distributions with respect to the Award until the determination of the Earned Award as provided in the OPP and in Section 3 or 5 below. Further, the Participant shall not have any of the rights and privileges of a stockholder of the Corporation (including voting rights and the right to receive dividends) until the shares of Common Stock are issued to the Participant. However, dividend equivalents shall accrue on the restricted stock units subject to an award during the period beginning on the Date of Grant of the Award and ending on the Issuance Date, which dividend equivalents will be paid with respect to the Participant’s Earned Award at the same time that shares of Common Stock are paid in accordance with the terms of the OPP. For avoidance of doubt, any dividend equivalents accrued with respect to any portion of an Award that is not the Earned Award shall not be paid and shall be forfeited.
(b)    The Participant’s Award, including any rights thereunder, may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant, and the underlying shares of Common Stock potentially issuable to the Participant under this Agreement may not be sold, transferred, assigned, pledged or otherwise encumbered by the Participant until such shares are so issued and cease to be subject to a risk of forfeiture. Any attempt to dispose of the Participant’s Award or shares issued thereunder in a manner contrary to the restrictions set forth in this Agreement shall be ineffective, null and void.

3.ISSUANCE OF SHARES.
The Corporation shall issue shares of Common Stock to the Participant in accordance with the provisions of Section 8 of the OPP.
4.TAX WITHHOLDING.
The Corporation shall satisfy its tax withholding obligations in accordance with Section 11 of the OPP.
5.TERMINATION OF EMPLOYMENT.
In the event of the end of the Participant’s employment with the Corporation prior to the time that all vested shares of Common Stock, if any, are issued under the OPP, the Award shall be administered in accordance with Section 7 of the OPP.
6.DEFINITIONS.
Capitalized terms used herein without definitions shall have the meanings given to those terms in the OPP.
7.SECURITIES LAWS.
The Corporation may from time to time impose such conditions on the vesting of the Award, and/or the issuance of shares of Common Stock upon vesting of the Award, as it deems reasonably necessary to ensure that any grant of the Award and issuance of shares of Common Stock under this Agreement will satisfy the applicable requirements of federal and state securities laws. Such conditions may include, without limitation, the partial or complete suspension of the right to receive shares of Common Stock until the Common Stock has been registered under the Securities Act of 1933, as amended. In all events, if the issuance of any shares of Common Stock is delayed by application of this Section 7, such issuance shall occur on the earliest date on which it would not violate applicable law.
8.GRANT NOT TO AFFECT EMPLOYMENT.
Neither this Agreement nor the Award granted hereunder shall confer upon the Participant any right to continued employment with the Corporation. This Agreement shall not in any way modify or restrict any rights the Corporation may have to terminate such employment.
9.ADJUSTMENTS TO AWARD.
In the event of any change or changes in the outstanding Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Award granted to the Participant under this Agreement shall be adjusted by the Compensation Committee pursuant to Section 11.2 of the Plan in such manner as the Compensation Committee deems appropriate to prevent substantial dilution or enlargement of the rights granted to the Participant.

10.MISCELLANEOUS.
(a)This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.
(b)The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.
(c)The provisions of the Plan and OPP are hereby made a part of this Agreement. In the event of any conflict between the provisions of this Agreement and those of the Plan or the OPP, the provisions of the Plan and the OPP shall control.
(d)The Award granted under this Agreement is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), under the exemption for “short-term deferrals” under Treasury Regulation Section 1.409A-1(b)(4), and shall be interpreted in a manner consistent with the requirements for such exemption. To the extent that changes are necessary to ensure that the Award and any related dividend equivalent rights comply with any additional requirements for such exemption imposed by future IRS guidance on the application of Section 409A of the Code, the Participant and the Corporation agree to cooperate and work together in good faith to timely amend this Agreement so that the Award and any dividend equivalent rights will not be treated as deferred compensation subject to the requirements of Section 409A of the Code.
(e)The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to principles of conflicts of law; provided, however, that matters of corporate law, including the issuance of shares of Common Stock, shall be governed by the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.
PARTICIPANT    WELLTOWER INC.
________________________________    By: ______________________________
[Signature]     [Signature]
Name: __________________________             Name: ___________________________

                             Title: ____________________________

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